SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): December 21, 2007


                 WHITE MOUNTAIN TITANIUM CORPORATION
         (Exact Name of Registrant as Specified in Charter)

    NEVADA                   333-129347                87-057730
(State or Other        Commission File Number       (IRS Employer
 Jurisdiction of                                   Identification No.)
 Incorporation)

2150-1188 West Georgia Street, Vancouver, B.C. Canada   V6E 4A2
 (Address of Principal Executive Offices)              (Zip Code)

Registrant's telephone number, including area code:  (604) 408-2333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendments to Compensation Section of Management Agreements

     On December 21, 2007, the Board of Directors accepted the recommendations of the Compensation Committee and amended the management agreements with Michael Kurtanjek, our President and a director, and Brian Flower, our Chairman, to increase their monthly

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management fees by US$2,000 per month effective January 1, 2008.
Section 2(a) of the Management Services Agreement dated February 6, 2006, as amended, with Mr. Kurtanjek (the Kurtanjek Agreement) was amended to increase the monthly fee from US$11,400 to US$13,400.
Section 2(a) of the Management Services Agreement dated February 1, 2006, as amended, (the Trio Agreement) with Trio International Capital Corp. (Trio), a company which provides the services of Mr. Flower, was amended to increase the monthly fee from US$9,600 to US$11,600.

     The Board also determined that in the event that the time commitment of Mr. Flower increases beyond 80%, the base compensation payable to Trio will be increased proportionately, but not to exceed the base compensation payable to Mr. Kurtanjek. The amount of time devoted to the business of the Company by Trio and Mr. Flower will be determined by the Compensation Committee within ten business days following the end of each calendar quarter beginning with the current calendar quarter ending December 31, 2007, and the base compensation will be adjusted accordingly for each such new calendar quarter. The Trio Agreement has been amended to provide a minimum time commitment of 80% and to provide that the quarterly adjustment of the base compensation will not be reduced to an amount below US$11,600 per month.

Amendments to Management and Consulting Agreements in the Event of a Change of Control

     The Compensation Committee recommended that the Trio Agreement and the Kurtanjek Agreement, as well as the Business Consultant Agreement with Crosby Enterprises, an entity controlled by Howard M. Crosby, one of our directors, and the Management Services Agreement dated September 1, 2006, as amended, with Charles E. Jenkins, our CFO and a director (the Jenkins Agreement), should be modified (i) to account for a well-defined change of control, (ii) to establish the events which would trigger payment of severance compensation in the case of such a change, and (iii) to designate the specific compensation due. Based upon these recommendations, the Board approved the following amendments to the agreements with these parties:

     1. The following definition of a Change of Control was added to each agreement:

          (a) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities;
          (b) the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such


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      merger or consolidation;
          (c) the sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction, or series of related transactions, having similar effect);
          (d) there occurs a change in the composition of the Board of Directors of the Company within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors;
          (e) the dissolution or liquidation of the Company; or
          (f) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

     2. The following provision in regard to severance compensation payable to these parties to be triggered in the event the party or his entity is terminated without cause or with good reason by the party in the event of a change in control was added to each agreement:

     Termination Upon Change of Control means:
          (a) any termination of the employment of the party by the Company without cause during the period commencing on or after the date that the Company first publicly announces a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies); or
          (b) any resignation by Executive based on a diminution of responsibilities where (i) such diminution of responsibilities occurs during the period commencing on or after the date that the Company first publicly announces a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies) and ending on the date which is twelve (12) months following the Change of Control, and (ii) such resignation occurs within one-hundred and twenty (120) days following such diminution of responsibilities.
          The term Termination Upon Change of Control shall not include any other termination, including a termination of the party (1) by the Company for cause; (2) by the Company as a result of the disability of party; (3) as a result of the death of the party; or (4) as a result of the voluntary termination of employment by the party for reasons other than a diminution of responsibilities.

     3. Each agreement was further amended to provide that in the event of termination upon a Change of Control, the party will be compensated as follows: immediate payment of a severance amount equal to three times the highest annual base cash compensation paid to the party; the immediate vesting of any outstanding unvested options, warrants, or other convertible instruments; the pro rata amount of any bonuses for which the party is eligible; the extension of the exercise period for at least six months following such termination.

Amendments to Notification Provisions of Management and Consulting
Agreements

Based upon the recommendation of the Compensation Committee, the Board approved amendments to the Trio Agreement, the Kurtanjek Agreement and the Jenkins Agreement, to increase the notification periods set forth in such agreements from 90 to 120 days.

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ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

     Based upon these recent amendments to the management and consulting agreements in regard to a change of control as described above in response to Item 1.01, management estimates that the total amount the Company would be obligated to pay in the event these change of control provisions were triggered for all of the named parties would be approximately US$1,224,000.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     On December 21, 2007, the Board of Directors granted bonuses of 900,000 fully vested shares of common stock to management and outside consultants for past services. The shares were granted to the following persons:

Name                                                  Number of Shares

Michael P. Kurtanjek                                        200,000
Brian Flower                                                200,000
Terese Gieselman                                            100,000
Maria Eugenia Moscoso                                        50,000
Ronald Nash                                                 100,000
Cesar Lopez                                                 100,000
Natasha Tschischow                                           75,000
Christian Feddersen                                          75,000

The shares were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) of the Securities Act and Regulation S promulgated by the SEC. Each person acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares. They did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each recipient of the bonuses was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the issuance. No selling commissions were paid in connection with the grant of the shares.

ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     As set forth above in response to Item 1.01, the compensation arrangements with Mr. Kurtanjek, our principal executive officer, Charles E. Jenkins, our principal financial officer, and Mr. Flower, our Chairman, have been modified to increase compensation, provide for severance compensation upon a change of control, and to provide incentive bonuses. In addition, as set forth in response to Item 3.02 above, the Company granted bonuses of 200,000 shares each to Messrs Kurtanjek and Flower for past services.

     The Compensation Committee recommended, and the Board approved, grants of 200,000 shares each to Messrs Kurtanjek and Flower every time a project milestone is achieved (positive pre-feasibility study, piloting and final feasibility study). In addition, the Compensation

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Committee recommended, and the board approved, a bonus of 200,000 shares each to Messrs Kurtanjek and Flower and 100,000 shares to Mr. Jenkins upon the listing of the Company's stock on the American Stock Exchange or other senior exchange.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   White Mountain Titanium Corporation


Date:  December 27, 2007           By  /s/ Brian Flower
                                   Brian Flower, Executive Chairman